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                                                                    EXHIBIT 11.1

                                   AWARE, INC.
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                           NET INCOME (LOSS) PER SHARE

                                                                                     THREE MONTHS ENDED
                                                                                          JUNE 30,
                                                                             -----------------------------------
                                                                                  1997                1996
                                                                             ---------------     ---------------

Net income (loss) ......................................................       $   (275,398)       $    48,668
                                                                               ============        ===========

Weighted average number of common and common stock equivalent shares outstanding:
      Common stock .....................................................         19,284,218          7,248,575
      Convertible preferred common stock equivalents ...................                 --          7,473,518
      Option common stock equivalent shares ............................                 --            985,922
      Effect of SAB 83 .................................................                 --            882,289
                                                                               ------------        -----------
          Common and common stock equivalent shares outstanding for
              purpose of calculating primary net income (loss) per share         19,284,218         16,590,304
      Incremental shares to reflect full dilution ......................                 --                 --
                                                                               ------------        -----------
          Total shares for purpose of calculating fully diluted net
               income (loss) per share .................................         19,284,218         16,590,304
                                                                               ============        ===========

Primary net income (loss) per share ....................................       $      (0.01)       $      0.00
                                                                               ============        ===========
Fully diluted net income (loss) per share ..............................       $      (0.01)       $      0.00
                                                                               ============        ===========


                                                                                      SIX MONTHS ENDED
                                                                                          JUNE 30,
                                                                             ----------------------------------
                                                                                  1997                1996
                                                                             ---------------     --------------

Net income (loss) ......................................................       $   (551,700)       $    89,819
                                                                               ============        ===========

Weighted average number of common and common stock equivalent shares outstanding:
      Common stock .....................................................         19,170,086          4,299,939
      Convertible preferred common stock equivalents ...................                 --         10,136,647
      Option common stock equivalent shares ............................                 --            875,861
      Effect of SAB 83 .................................................                 --            882,289
                                                                               ------------        -----------
          Common and common stock equivalent shares outstanding for
              purpose of calculating primary net income (loss) per share         19,170,086         16,194,736
      Incremental shares to reflect full dilution ......................                 --            110,061
                                                                               ------------        -----------
          Total shares for purpose of calculating fully diluted net
               income (loss) per share .................................         19,170,086         16,304,797
                                                                               ============        ===========

Primary net income (loss) per share ....................................       $      (0.03)       $      0.01
                                                                               ============        ===========
Fully diluted net income (loss) per share ..............................       $      (0.03)       $      0.01
                                                                               ============        ===========
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